================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          COMPTON PETROLEUM CORPORATION

             (Exact name of registrant as specified in its charter)


              ALBERTA, CANADA                               NOT APPLICABLE
(State or other jurisdiction of organization)             (I.R.S. Employer
                                                         Identification No.)

     SUITE 3300, 425-1ST STREET, S.W.
        CALGARY, ALBERTA, CANADA                              T2P 3L8
(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class             Name of each exchange on which
       to be so registered             each class is to be registered

       COMMON STOCK, NO PAR VALUE      NEW YORK STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act: NONE.

================================================================================

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

COMMON SHARES

Common shares have attached to them the following rights, privileges, restrictions and conditions: (i) except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series, each holder of a common share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Company; (ii) subject to the rights, privileges, restrictions and conditions attached to any preferred shares, the holders of common shares are entitled to receive dividends if, and when declared by the Directors of the Company; and
(iii) subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Company, the holders of common shares are entitled to share equally in the remaining property of the Company upon liquidation, dissolution or winding-up of the Company.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:   October 12, 2005

                                          COMPTON PETROLEUM CORPORATION


                                          By: /s/ Ernie Sapieha
                                              --------------------------
                                              Ernie Sapieha
                                              President and CEO